McGLADREY & PULLEN, LLP

                  Certified Public Accountants and Consultants




                         CONSENT OF INDEPENDENT AUDITORS




                  We hereby consent to the use of our report dated October 21, 1997, on the financial statement referred to therein, in this Registration Statement on Form N-1A of Virginia Daily Municipal Income Fund, Inc., as filed with the Securities and Exchange Commission.

                  We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Counsel and Auditors."


                            McGladrey & Pullen, LLP


New York, New York
October 21, 1997


650206.1